Exhibit 99.2
CONSENT OF J.P. MORGAN SECURITIES INC.
     We hereby consent to (i) the inclusion of our opinion letter dated July 8, 2009 to the Board of Directors of IPC Holdings, Ltd. (the “Company”) included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 7 to the Registration Statement on Form S-4 relating to the proposed amalgamation of the Company with Validus Ltd., a wholly-owned subsidiary of Validus Holdings, Ltd., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, in giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.
By:	/s/ Anu Aiyengar
	Name:	Anu Aiyengar
	Title:	Executive Director

August 5, 2009